SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 11-K

           FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
             AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

(Mark One)
  X   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 (Fee Required)
        For the Fiscal Year ended December 31, 1993

                              OR

____ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)
        For the transition period from _____________ to _________________

Commission file number __________________________________________________


                     ORANGE AND ROCKLAND UTILITIES, INC.
                     MANAGEMENT EMPLOYEES' SAVINGS PLAN
                          (Full title of the plan)

                     ORANGE AND ROCKLAND UTILITIES, INC.
        (Name of issuer of the securities held pursuant to the plan)

                             ONE BLUE HILL PLAZA
                         PEARL RIVER, NEW YORK 10965
                   (Address of principal executive office)

                              TABLE OF CONTENTS




Financial Statements and Schedules                               Page

  Report of Independent Certified Public Accountants.             F-1

  Statements of Net Assets Available for Plan Benefits
   as of December 31, 1993 and 1992.                              F-2

  Statements of Changes in Net Assets Available for Plan
   Benefits for the years ended December 31, 1993 and 1992.       F-4

  Notes to Financial Statements.                                  F-6

  Report of Independent Certified Public Accountants on
   Supplementary Information.                                     F-12

  Schedules of Investments as of December 31, 1993 and 1992.      F-13

  Schedule of Investments - Master Trust Investment Account.      F-15

  Schedule of Transactions or Series of Transactions in
   Excess of 5% of Prior Year's Total Market Value for the
   year ended December 31, 1993.                                  F-16


Exhibit

  24     Consent of Independent Certified Public Accountants
          to incorporation by reference in the Prospectus of Registration Statement No. 33-25359 of their report dated March 25, 1994.


























                     FINANCIAL STATEMENTS AND REPORT OF
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                     ORANGE AND ROCKLAND UTILITIES, INC.
                     MANAGEMENT EMPLOYEES' SAVINGS PLAN

                         DECEMBER 31, 1993 AND 1992

       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Orange and Rockland Utilities, Inc.
Retirement Committee


      We have audited the statements of net assets available for plan benefits of the Orange and Rockland Utilities, Inc. Management Employees' Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Orange and Rockland Utilities, Inc. Management Employees' Savings Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.





                                          GRANT THORNTON


New York, New York
March 25, 1994




                                      F-1



                                                                     Orange and Rockland Utilities, Inc.
                                                                   Management Employees' Savings Plan

                                                      STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                                 December 31, 1993



                                                                                      Vanguard/   Vanguard/    Calvert-
                                                   Stock     Guaranteed      Loan      Windsor      Morgan      Ariel      Combined
                                                   Fund         Fund       Account       Fund     Growth Fund Growth Fund    Funds
    Assets:

      Interest-bearing cash                    $        95  $    91,951  $        -  $    1,982  $      313  $      493  $    94,834

      Loans to participants                              -            -   1,012,576           -           -           -    1,012,576

      Value of interest
      in master trust                                    -   20,643,126           -           -           -           -   20,643,126

      Common stock - Orange and
      Rockland Utilities, Inc.                   5,353,156            -           -           -           -           -    5,353,156

      Value of interest in registered
      investment companies                               -            -           -   6,275,510   1,143,753   1,097,464    8,516,727

      Other assets                                 161,191            -           -           -           -           -      161,191

                  Total assets                   5,514,442   20,735,077   1,012,576   6,277,492   1,144,066   1,097,957   35,781,610


                  Net assets available
                  for plan benefits            $ 5,514,442  $20,735,077  $1,012,576  $6,277,492  $1,144,066  $1,097,957  $35,781,610

    The accompanying notes are an integral part of this financial statement.

                                                             Orange and Rockland Utilities, Inc.
                                                           Management Employees' Savings Plan

                                              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                         December 31, 1992



                                                                              Vanguard/    Vanguard/   Calvert-
                                          Stock      Guaranteed      Loan      Windsor      Morgan       Ariel       Combined
                                           Fund         Fund       Account       Fund      Growth Fund Growth Fund     Funds
Assets:

  Interest-bearing cash                $      418   $        43   $      -   $        9   $     389   $   1,021    $     1,880

  Loans to participants                         -             -    960,715            -           -           -        960,715

  Value of interest
  in master trust                               -    18,353,054          -            -           -           -     18,353,054

  Common stock - Orange and
  Rockland Utilities, Inc.              6,468,816             -          -            -           -           -      6,468,816

  Value of interest in registered
  investment companies                          -             -          -    3,616,495     850,310     758,660      5,225,465

  Other assets                            142,642             -          -            -           -           -        142,642

              Total assets              6,611,876    18,353,097    960,715    3,616,504     850,699     759,681     31,152,572

Liabilities:

  Other liabilities                          (375)            -          -            -        (388)     (1,019)        (1,782)

              Total liabilities              (375)            -          -            -        (388)     (1,019)        (1,782)

              Net assets available
              for plan benefits        $6,611,501   $18,353,097   $960,715   $3,616,504   $ 850,311   $ 758,662    $31,150,790

The accompanying notes are an integral part of this financial statement.



                                                                  Orange and Rockland Utilities, Inc.
                                                                    Management Employees' Savings Plan

                                                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                                                   For the Year Ended December 31, 1993
                                                                                      Vanguard/   Vanguard/    Calvert-
                                                   Stock     Guaranteed      Loan      Windsor      Morgan      Ariel     Combined
                                                   Fund         Fund       Account       Fund     Growth Fund Growth Fund   Funds
    Additions:

      Contributions:

         Before-tax                            $   156,249  $ 1,541,664  $        -  $  698,037  $  163,239  $  194,261 $ 2,753,450

         After-tax                                   1,163       31,395           -      25,764       6,486       2,776      67,584

         Rollovers                                       -       56,954           -       1,001           -           -      57,955

    Total contributions                            157,412    1,630,013           -     724,802     169,725     197,037   2,878,989

      Earnings on investments:

         Interest on interest-bearing cash           1,252          245           -         895         242         111       2,745

         Interest on loans to participants               -            -      84,195           -           -           -      84,195

         Interest on master trust                        -    1,309,424           -           -           -           -   1,309,424

         Dividend income                           364,541            -           -           -           -           -     364,541

         Gain on sale of assets                     55,158            -           -           -           -           -      55,158

         Unrealized depreciation of assets        (162,908)           -           -           -           -           -    (162,908)

         Gain from registered investment
          companies                                      -            -           -     838,067      73,271      89,549   1,000,887

    Total earnings on investments                  258,043    1,309,669      84,195     838,962      73,513      89,660   2,654,042

                                                   415,455    2,939,682      84,195   1,563,764     243,238     286,697   5,533,031

    Deductions:

    Benefit payments to participants              (259,472)    (650,000)     (8,701)     (9,978)     (2,147)          -    (930,298)

                                                  (259,472)    (650,000)     (8,701)     (9,978)     (2,147)          -    (930,298)

                  Increase in net assets           155,983    2,289,682      75,494   1,553,786     241,091     286,697   4,602,733

                  Net transfers from other
                  Company plan                      18,970        4,871           -       3,463         311         472      28,087

                  Fund transfers                (1,272,012)      87,427     (23,633)  1,103,739      52,353      52,126           -

                  Changes in net assets         (1,097,059)   2,381,980      51,861   2,660,988     293,755     339,295   4,630,820







                  Net assets available for plan
                  benefits at beginning of year  6,611,501   18,353,097     960,715   3,616,504     850,311     758,662  31,150,790

                  Net assets available for plan
                  benefits at end of year      $ 5,514,442  $20,735,077  $1,012,576  $6,277,492  $1,144,066  $1,097,957 $35,781,610

    The accompanying notes are an integral part of this financial statement.
                                                                         F-4

                                                              Orange and Rockland Utilities, Inc.
                                                                Management Employees' Savings Plan

                                                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                                               For the Year Ended December 31, 1992
                                                                               Vanguard/    Vanguard/   Calvert-
                                               Stock     Guaranteed     Loan     Windsor     Morgan      Ariel      Combined
                                                Fund        Fund      Account      Fund     Growth Fund Growth Fund   Funds
Additions:

  Contributions:

     Before-tax                             $  128,048  $ 1,673,579  $      -  $  417,727  $128,928    $166,110   $ 2,514,392

     After-tax                                     666       12,826         -      13,479     2,962       2,269        32,202

     Rollovers                                   1,144        6,715         -           -         -           -         7,859

Total contributions                            129,858    1,693,120         -     431,206   131,890     168,379     2,554,453

  Earnings on investments:

     Interest on interest-bearing cash             883          155         -       1,150       369         398         2,955

     Interest on loans to participants               -            -    81,382           -         -           -        81,382

     Interest on unallocated insurance
      contract                                       -      213,112         -           -         -           -       213,112

     Interest on master trust                        -    1,109,720         -           -         -           -     1,109,720

     Dividend income                           423,131            -         -           -         -           -       423,131

     Gain on sale of assets                     17,096            -         -           -         -           -        17,096

     Unrealized appreciation of assets         479,699            -         -           -         -           -       479,699

     Gain from registered investment
      companies                                      -            -         -     481,973    73,400      71,733       627,106

Total earnings on investments                  920,809    1,322,987    81,382     483,123    73,769      72,131     2,954,201

                                             1,050,667    3,016,107    81,382     914,329   205,659     240,510     5,508,654

Deductions:

Benefit payments to participants              (346,474)    (638,660)   (1,766)    (34,955)  (33,631)     (1,512)   (1,056,998)

                                              (346,474)    (638,660)   (1,766)    (34,955)  (33,631)     (1,512)   (1,056,998)

              Increase in net assets           704,193    2,377,447    79,616     879,374   172,028     238,998     4,451,656

              Net transfers from other
              Company plan                       6,696      137,358         -           -         -           -       144,054

              Fund transfers                  (870,024)     492,896   168,302      (9,165)   73,207     144,784             -

              Changes in net assets           (159,135)   3,007,701   247,918     870,209   245,235     383,782     4,595,710

              Net assets available for plan
              benefits at beginning of year  6,770,636   15,345,396   712,797   2,746,295   605,076     374,880    26,555,080

              Net assets available for plan
              benefits at end of year       $6,611,501  $18,353,097  $960,715  $3,616,504  $850,311    $758,662   $31,150,790

The accompanying notes are an integral part of this financial statement.
                                                                     F-5
                      Orange and Rockland Utilities, Inc.
                      Management Employees' Savings Plan

                         NOTES TO FINANCIAL STATEMENTS

                          December 31, 1993 and 1992



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Orange and Rockland Utilities, Inc. Management
   Employees' Savings Plan (the "Plan") have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles as applied to employee benefit plans and in accordance with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA").

The investments in the Orange and Rockland Utilities, Inc. (the Company") common stock and the registered investment companies are valued at quoted market value. The investments in the Guaranteed Fund are valued at contract value.

NOTE B - DESCRIPTION OF PLAN

The following is a brief description of the Plan and is provided for general information purposes only.

PARTICIPANTS SHOULD REFER TO THE PLAN AND THE PLAN PROSPECTUS FOR MORE
   COMPLETE INFORMATION.

General

The Plan is a qualified defined contribution employee profit-sharing plan, effective January 1, 1985, for eligible management employees of the Company (the "Participants").

Participating Employees

At December 31, 1993 and 1992, there were approximately 635 and 617
   Participants in the Plan, respectively. The number of Participants in each of the Plan's funds were as follows:

                                        December 31, 1993   December 31, 1992

           Stock Fund                          329                 342
           Equity Funds:
             Vanguard/Windsor Fund             377                 303
             Vanguard/Morgan Growth Fund       163                 144
             Calvert-Ariel Growth Fund         151                 135
           Guaranteed Fund                     549                 535

                      Orange and Rockland Utilities, Inc.
                      Management Employees' Savings Plan

                   NOTES TO FINANCIAL STATEMENTS (Continued)

                          December 31, 1993 and 1992


NOTE B (Continued)

The total number of Participants in the Plan is less than the sum of the number of Participants shown above because Participants may participate in more than one fund.

Contributions

No contributions to the Plan are made by the Company. Participants may elect to make before-tax or after-tax contributions in accordance with the terms of the Plan.

Transferred Hourly Plan Contributions

Any amounts held on behalf of Hourly Plan Participants who join Management will be transferred to the Plan in accordance with the terms of the Plan. The transferred Hourly Plan contributions will be treated in the same manner as before-tax contributions except where otherwise specifically provided in the Plan.

Rollover Contributions

Employees may elect to roll over into the Plan any cash received in any distribution from a pension, profit sharing or stock bonus plan meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, or from any qualifying individual retirement account or annuity. Rollover contributions are invested and otherwise treated in the same manner as other contributions except where otherwise specifically provided in the Plan.

Participant Accounts and Vesting

Separate accounts are maintained for each Participant's interest in the Plan.
   Participant accounts are at all times fully vested and nonforfeitable.

Withdrawals and Distributions Upon Termination of Employment

A Participant may elect to withdraw, according to the Plan's rules governing withdrawals, all or a portion of the Participant's after-tax contributions and earnings, in accordance with the terms of the Plan. The earnings portion of the withdrawal may be subject to an excise tax.

A Participant, in general, may withdraw before-tax contributions and earnings only in the case of hardship and in accordance with the terms of the Plan. The Participant may be subject to an excise tax on the taxable portion of such withdrawal.


                      Orange and Rockland Utilities, Inc.
                      Management Employees' Savings Plan

                   NOTES TO FINANCIAL STATEMENTS (Continued)

                          December 31, 1993 and 1992


NOTE B (Continued)

Upon termination of employment for any reason, a Participant's account balance, if less than or equal to $3,500, will be distributed to the Participant or designated beneficiary as soon as practicable, unless the Participant elects to defer such distribution in accordance with the terms of the Plan. However, if the value of a Participant's account is greater than $3,500, the Participant's account will not be distributed until the Participant elects in writing to receive such distribution, subject to certain limitations, and in accordance with the terms of the Plan.

In addition, the taxable portion of the distribution may be subject to an excise tax.

Administration of Plan

The Plan is administered by the Company's Retirement Committee, whose members are appointed by the Company's Board of Directors. The Plan's investments are held by Mellon Bank, N.A. (the "Trustee") in accordance with the terms of a master trust agreement (the "Trust Agreement") between the Trustee and the Company.

Amendment or Discontinuance of Plan

While the Company expects to continue the Plan indefinitely, it reserves the right to amend or terminate the Plan at any time, in whole or in part, pro-vided that no amendment may retroactively reduce the rights of Participants.

NOTE C - INVESTMENT OF FUNDS

All contributions are invested, at the election of the Participant, in one or a combination of funds. The following is a brief description of the funds available:

Stock Fund

Contributions to the Stock Fund are invested exclusively in common stock of the Company purchased by the Trustee on the open market, through the method of purchase and sales which is used by the Trustee in the normal course of its security transactions, or through enrollment in the Company's Dividend Reinvestment and Stock Purchase Plan. The purchase price of such stock includes brokerage commissions and any transfer taxes, if applicable. The Stock Fund is valued at quoted market value.



                      Orange and Rockland Utilities, Inc.
                      Management Employees' Savings Plan

                   NOTES TO FINANCIAL STATEMENTS (Continued)

                          December 31, 1993 and 1992

NOTE C (Continued)

Guaranteed Fund

Contributions to the Guaranteed Fund are invested primarily in fixed-income assets issued by high-quality insurance companies and banks that have been approved for investment by Morley Capital Management, the investment manager selected to manage the fund by the Retirement Committee in January 1992.

Prior to March 1992, the assets of the Guaranteed Fund consisted of one guaranteed investment contract issued by Connecticut General Life Insurance Company. In March 1992, this contract and a similar contract held by the Orange and Rockland Utilities, Inc. Hourly Group Savings Plan's Guaranteed Fund were placed in a commingled master trust investment account, the Orange and Rockland Savings GIC Trust.

The investment experience of the master trust investment account is allocated monthly based on a weighted average of the account's assets based upon the prior month-end contract value, plus contributions and transfers in and less benefit payments and transfers out for the current month.

At December 31, 1993, the master trust investment account consisted of 12 individual guaranteed investment contracts maturing through May 1998, a pooled fund investment and cash which were allocated as follows:

   Guaranteed Fund - Management Plan                  $20,643,126
   Guaranteed Fund - Hourly Plan                       14,739,740
   Total Master Trust                                 $35,382,866


The "guarantee" of the Guaranteed Fund relates to the guarantee of an interest rate for specified periods and the return of principal value upon maturity by the issuing insurance companies. The guaranteed investment contracts are included in the financial statements at contract value as reported to the Trust by the insurance companies. Certain guaranteed investment contracts are subject to withdrawal penalties upon a plan termination or contract termination prior to the expiration date of the contract. The amounts remitted to insurance companies for guaranteed investment contracts generally become the assets of these companies, which in turn assume an obligation to fulfill the contract terms. The ultimate ability to repay principal and interest is dependent upon the financial stability of these insurance companies.

Equity Funds

Contributions may be invested in one or more registered investment company mutual funds ("Equity Funds") selected by the Company's Retirement


                      Orange and Rockland Utilities, Inc.
                      Management Employees' Savings Plan

                   NOTES TO FINANCIAL STATEMENTS (Continued)

                          December 31, 1993 and 1992

NOTE C (Continued)

   Committee.  The following three Equity Funds have been selected:
   Vanguard/Windsor Fund, Vanguard/Morgan Growth Fund and Calvert-Ariel Growth Fund. Vanguard/Windsor and Vanguard/Morgan Growth Funds are members of the Vanguard Group of Investment Companies. Vanguard/Windsor Fund is managed by Wellington Management Company while Vanguard/Morgan Growth Fund is managed by Wellington Management Company, Franklin Portfolio Associates, Inc., Husic Capital Management and Vanguard's Core Management Group. Calvert-Ariel Growth Fund is a member of the Calvert Group of Funds and is managed by Ariel Capital Management. Interests in each Equity Fund are represented by "units" of participation. The quoted market value of a unit is determined by the terms and conditions of each Equity Fund.

NOTE D - LOANS TO PARTICIPANTS

A Participant may obtain a loan under the Plan in a minimum amount of $500 and subject to a maximum amount as provided in the Plan. The interest rate on loans granted prior to October 19, 1989 was the effective interest rate paid on the Guaranteed Fund, plus one percent. The interest rate on loans granted after October 18, 1989 is determined by the Retirement Committee on at least a quarterly basis. The interest rate established for a loan will not be changed during the term of the loan. Each loan will be evidenced by a promissory note payable to the Trustee for the loan amount, including interest, and secured by a lien on the Participant's account. The terms of the loan generally require repayment within five years.

NOTE E - FEDERAL INCOME TAX STATUS

The Company has received a determination letter from the Internal Revenue
   Service, dated March 19, 1986, that the Plan meets the requirements of
   Section 401(a) and 401(k) of the Internal Revenue Code of 1954, as amended (the "Code"), and that the Trust is exempt from federal income tax under Code Section 501(a). The Company will file, as necessary, applications with the Internal Revenue Service, in order to maintain the qualified status of the Plan.

The following is intended only as a brief, general description of the federal income tax consequences to Participants participating in the Plan. Participants should refer to the prospectus for the Plan and consult a tax advisor to determine the specific federal, state and local tax consequences of participation in the Plan.

      1. A Participant's after-tax contributions are fully taxable to the Participant in the year contributed to the Plan; and, therefore, they are not taxed again when distributed or withdrawn from the Plan.

      2. A Participant's before-tax contributions are not taxable to the Participant in the year contributed to the Plan; and, therefore, they are taxable to the Participant when distributed or withdrawn from the Plan.

                   Orange and Rockland Utilities, Inc.
                   Management Employees' Savings Plan

                NOTES TO FINANCIAL STATEMENTS (Continued)

                       December 31, 1993 and 1992

NOTE E (Continued)

      3. Dividends, interest, profits from the sale of securities by the Plan's Trustee, and other investment earnings on after-tax or before-tax contributions are not taxable to the Participant while held in the Plan's Trust; and, therefore, they are taxable to the Participant when distributed or withdrawn from the Plan.

      4. Upon withdrawal from the Plan, a Participant will be subject to income taxes on amounts deferred and may be subject to excise taxes on the taxable portion of such withdrawals and distributions. However, the Parti-cipant may be eligible for certain favorable tax treatment on such amounts.

NOTE F - EXPENSES OF THE PLAN

The costs of general administration of the Plan and Trustee fees are paid by the Company. The expenses of the investment funds, including management fees of the investment managers of the Equity Funds and the Guaranteed Fund, are deducted from the earnings of those funds.






























               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON SUPPLEMENTARY INFORMATION





Orange and Rockland Utilities, Inc.
  Retirement Committee

          Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole of the Orange and Rockland Utilities, Inc. Management Employees' Savings Plan for each of the two years in the period ended December 31, 1993. The supplementary Schedule of Transactions or Series of Transactions in Excess of 5% of Prior Year's Total Market Value and the Schedules of Investments are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. Such supplementary schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                            GRANT THORNTON


New York, New York
March 25, 1994




















                      Orange and Rockland Utilities, Inc.
                      Management Employees' Savings Plan

                            SCHEDULE OF INVESTMENTS

                               December 31, 1993




                                                                      Quoted
                                                                      Market
Common Stock                                              Cost        Value

  Orange and Rockland Utilities, Inc.
    131,770 shares                                    $ 3,524,808  $ 5,353,156


                                                                    Contract
Value of Interest in Master Trust                         Cost        Value

  Orange and Rockland Savings GIC Trust               $20,643,126  $20,643,126


                                                                      Quoted
Value of Interest in Registered                                       Market
Investment Companies                                      Cost        Value

  Vanguard/Windsor Fund
    451,151 mutual fund shares                        $ 5,943,897  $ 6,275,510

  Vanguard/Morgan Growth Fund
    95,233 mutual fund shares                           1,152,422    1,143,753

  Calvert-Ariel Growth Fund
    36,352 mutual fund shares                           1,041,832    1,097,464

                                                      $ 8,138,151  $ 8,516,727


                                                          Cost     Loan Value

Loans to Participants                                 $ 1,012,576  $ 1,012,576








                      Orange and Rockland Utilities, Inc.
                      Management Employees' Savings Plan

                            SCHEDULE OF INVESTMENTS

                               December 31, 1992





                                                                      Quoted
                                                                      Market
Common Stock                                              Cost        Value

  Orange and Rockland Utilities, Inc.
    155,407 shares                                    $ 3,908,589  $ 6,468,816


                                                                    Contract
Value of Interest in Master Trust                        Cost         Value

  Orange and Rockland Savings GIC Trust              $18,353,054   $18,353,054


                                                                      Quoted
Value of Interest in Registered                                       Market
Investment Companies                                      Cost        Value

  Vanguard/Windsor Fund
    283,869 mutual fund shares                        $ 3,603,891  $ 3,616,495

  Vanguard/Morgan Growth Fund
    67,218 mutual fund shares                             797,271      850,310

  Calvert-Ariel Growth Fund
    25,510 mutual fund shares                             718,564      758,660

                                                      $ 5,119,726  $ 5,225,465


                                                          Cost     Loan Value

Loans to Participants                                 $   960,715  $   960,715







                                                    Orange  and  Rockland  Utilities,  Inc.
                                                     Management  Employees'  Savings  Plan

                                                       SCHEDULE  OF  INVESTMENTS
                                                     MASTER  TRUST  INVESTMENT  ACCOUNT

                                                                  December  31,  1993

                                                                                                          Amount Allocated to
                                                                           Orange and Rockland Savings  Guaranteed   Guaranteed
                                                                                  GIC Trust               Fund -       Fund -
                                        Contract    Interest   Maturity                 Contract /      Management     Hourly
Asset Type & Issue                       Number       Rate       Date         Cost      Fair Value         Plan         Plan
        Guaranteed Investment Contracts

Allstate Life Insurance Co.               GA-5367       6.17%    9/30/97  $ 1,078,020  $ 1,078,020     $   628,940  $   449,080
Business Men's Life Assurance Co.            1097       6.05%    5/25/98    1,345,118    1,345,118         784,771      560,347
Connecticut General Life Insurance Co.   IN-15498       8.00%      -       10,033,402   10,033,402       5,853,703    4,179,699
Connecticut General Life Insurance Co.   IN-15608       8.00%      -        7,221,381    7,221,381       4,213,109    3,008,272
John Hancock Life Insurance Co.          GAC-7032       5.23%   12/31/96    2,603,701    2,603,701       1,519,055    1,084,646
Metropolitan Life Insurance Co.         GAC-14401       6.05%   12/01/97      800,769      800,769         467,186      333,583
Nationwide Insurance Group               GAP-6062       7.20%   11/28/96    1,127,716    1,127,716         657,934      469,782
New York Life Insurance Co.              GA-06710       6.48%    8/29/97    2,657,425    2,657,425       1,550,399    1,107,026
Ohio National Life Insurance Co.          GA-5439       7.87%    3/31/97      570,319      570,319         332,736      237,583
Principal Mutual Life Insurance Co.    GA4-2959-1       7.30%    3/31/97    1,130,408    1,130,408         659,504      470,904
Principal Mutual Life Insurance Co.    GA4-2959-2       6.05%    4/23/98    1,051,493    1,051,493         613,464      438,029
Provident Mutual Life Insurance Co.       GR-8194       6.70%    3/31/95      525,037      525,037         306,318      218,719
                                                                           30,144,789   30,144,789      17,587,119   12,557,670

        Pooled Fund Investment

Firstar Institutional Investors GIC Fun        -        6.38%        -      3,481,166    3,481,166       2,030,987    1,450,179


        Cash Equivalent

EB Temporary Investment Fund                   -        3.33%        -      1,756,911    1,756,911       1,025,020      731,891

                                                                          $35,382,866  $35,382,866     $20,643,126  $14,739,740

                                              Orange and Rockland Utilities, Inc.
                                            Management Employees' Savings Plan

                                                       SCHEDULE  OF
                                              TRANSACTIONS  OR  SERIES  OF  TRANSACTIONS
                                          IN  EXCESS  OF  5%  OF  PRIOR  YEAR'S  TOTAL  MARKET  VALUE

                                                 Year Ended December 31, 1993

                                             Total Number   Total Number       Total Value   Total Value
        Description of Asset                 of Purchases     of Sales         of Purchases   of Sales
Series of Transactions Attributable to
All Funds (Excluding the Guaranteed Fund):

EB Temporary Investment Fund                      286            128          $ 2,537,481   $2,536,429

Orange and Rockland Utilities, Inc.
Common Stock                                       26             34              610,751    1,569,600

Vanguard/Windsor Fund                              34             20            1,903,716       82,768

Orange and Rockland Participant Loans              11             12              464,228      340,672


Series of Transactions Attributable to
Aggregate Master Trust Investment Account:

EB Temporary Investment Fund                      113             40           10,513,507    9,386,743

Connecticut General Life Insurance Co.
    -  Pooled Annuity Contract #IN15498             -               1                   -    3,250,000
    -  Pooled Annuity Contract #IN15608             -               1                   -    2,250,000

John Hancock Life Insurance Co.                      1             -            2,500,000            -
    -  Group Annuity Contract #7032

New York Life Insurance Co.
    -  Group Annuity Contract #06710                 1             -            2,500,000            -

Deposited at Interest in Mellon Bank                 3              3             843,000      843,000






                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 11-K

            FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
              AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(Mark One)
  X   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 (Fee Required)
        For the Fiscal Year ended December 31, 1993

                              OR

____ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)
        For the transition period from _____________ to _________________

Commission file number __________________________________________________


                      ORANGE AND ROCKLAND UTILITIES, INC.
                      MANAGEMENT EMPLOYEES' SAVINGS PLAN
                           (Full title of the plan)

                      ORANGE AND ROCKLAND UTILITIES, INC.
         (Name of issuer of the securities held pursuant to the plan)

                              ONE BLUE HILL PLAZA
                          PEARL RIVER, NEW YORK 10965
                    (Address of principal executive office)



                                   EXHIBITS
                                 VOLUME 1 OF 1

                                 EXHIBIT INDEX


Exhibit
Number


 24      Consent of Independent Certified Public Accountants to
          incorporation by reference in the Prospectus of Registration Statement No. 33-25359 of their report dated March 25, 1994.

                                EXHIBIT NO. 24

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 25, 1994, accompanying the financial statements and schedules included in the Annual Report of Orange and Rockland Utilities, Inc. Management Employees' Savings Plan on Form 11-K for the year ended December 31, 1993. We hereby consent to the incorporation by reference of said report in the Prospectus constituting part of Registration Statement No. 33-25359 on Form S-8.




                                           GRANT THORNTON




New York, New York
March 25, 1994